Exhibit 23.6

                                Lehman, Lee & Xu
                       10-2 LIANMAQIAO DIPLOMATIC COMPOUND
                   No. 22 Dongfang East Road Chaoyang District
                              Beijing 100600 China
            Tel: (86)(10) 8532-1919 Fax: (86)(10) 8532-1999/6532-3877
                            Email: mail@lehmanlaw.com
                                WWW.LEHMANLAW.COM

                                                              September 12, 2005

Mr. John Reynolds
Assistant Director
Securities and Exchange Commission
Mail Stop 3561
450 Fifth Street, N.W.
Washington, DC  20549

                  Re:      Origin Agritech Limited
                           Registration Statement on From S-4
                           Amendment No. 2 filed on August 22, 2005
                           File No. 333-124709

Dear Mr. Reynolds:

In connection with the statements in the section "Enforceability of Civil Liabilities Against Foreign Persons" in the Registration Statement on Form S-4 of Chardan China Acquisition Corp., No. 333-124709, made in reliance upon our advice, we hereby consent to the use of our name in such Registration Statement, the prospectus constituting a part thereof and all amendments thereto and the filing of this consent as an exhibit to such Registration Statement.

                                     Sincerely,

                                     /s/ Tim Meng

                                     Tim Meng
                                     Partner